                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


         This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of March 29, 2001 by and among A.B. Watley Group Inc., a Delaware corporation (the "Company"), and the purchasers listed on Schedule A hereto (each, a "Purchaser" and collectively, the "Purchasers").

         The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1. Certain Definitions.

                  (a) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                  (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (c) "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

                  (d) "Principal Market" shall mean initially the Nasdaq National Market and shall include the American Stock Exchange, Nasdaq National Market, the Nasdaq SmallCap Market or the New York Stock Exchange if the Company is listed and trades on such market or exchange. Principal Market shall not include the OTC Bulletin Board without the express written consent of the Purchasers.

                  (e) "Registration Statement" shall mean the registration statement under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit A (the "Registration Rights Agreement").

                  (f) "SEC Documents" shall mean the Company's latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter and the

Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                  (g) "Shares" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder and those shares of Common Stock (as hereinafter defined) issuable to the Purchasers upon exercise of the Warrants.

                  (h) "Warrants" shall mean the Warrants as set forth in Section 5.2(f) hereof.


                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase from the Company that number of shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), and the Warrants set forth next to such Purchaser's name in Schedule A.

         Section 2.2. The Shares. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with this Agreement.

         Section 2.3. Purchase Price and Closing. The purchase price for the Common Stock and the Warrants shall be $5.50 per share and $10 per Warrant certificate, respectively (collectively, such amounts shall be referred to as the "Purchase Price"). All such amounts shall be payable in immediately available funds by check or wire transfer. The delivery of executed documents under this Agreement and the other agreements referred to herein (the "Closing") shall take place at the offices of Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022 within two (2) days from the date hereof, or (ii) such other time and place or on such date as the Purchasers and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1. Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

                  (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect on the Company's financial condition.

                  (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, and to issue the Shares pursuant to the terms hereof, (ii) the execution, issuance and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of the Shares.

                  (c) Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock of which 8,840,815 shares are issued and outstanding and 1,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully paid and non-assessable, except as set forth in the SEC Documents. Except as set forth in this Agreement and the Registration Rights Agreement and as set forth in the SEC Documents, or on Schedule 3.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents or on Schedule 3.1(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in
Schedule 3.1(c), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth in Schedule 3.1(c), the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents or on Schedule 3.1(c) hereto, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect on the Company's financial condition or operating results. The Company has made available to the Purchasers true and correct copies of the Company's Charter as in effect on the date hereof (the "Charter"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

                  (d) Issuance of Shares. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchasers shall be entitled to all rights accorded to a holder of Common Stock.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the "SEC") or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchasers herein.

                  (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act and, except as disclosed in the SEC Documents or on Schedule 3.1(f) hereto, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to

Section 13(a) or 15(d) of the Exchange Act. The Company has delivered or made available to the Purchasers true and complete copies of the SEC Documents filed with the SEC since December 31, 1999. The Company has not provided to the Purchasers any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) Subsidiaries. The SEC Documents or Schedule 3.1(g) hereto sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

                  (h) No Material Adverse Effect. Since December 31, 2000 no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on Schedule 3.1(h) hereof.

                  (i) No Undisclosed Liabilities. Except as disclosed in the SEC Documents or on Schedule 3.1(i) hereto, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

                  (j) No Undisclosed Events or Circumstances. Since December 31, 2000, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                  (k) Indebtedness. The SEC Documents or Schedule 3.1(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (A) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business); (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                  (l) Title to Assets. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the SEC Documents or on Schedule 3.1(1) hereto or such that do not cause a Material Adverse Effect on the Company's financial condition or operating results. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

                  (m) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as set forth in the SEC Documents or on
Schedule 3.1(m) hereto, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary.

                  (n) Compliance with Law. The business of the Company and the subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the SEC Documents or on Schedule 3.1(n) hereto or such that do not cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, registrations, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, registrations, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (o) Taxes. The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 2000, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

         No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

         The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments nor is it a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

         For purposes of this Section 3.1(o):

         "IRS" means the United States Internal Revenue Service.

         "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  (p) Certain Fees. Except as set forth on Schedule 3.1(p) hereto, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

                  (q) Disclosure. To the best of the Company's knowledge, neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchasers by or on behalf of the Company or any subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (r) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents and on Schedule 3.1(r) hereto, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

                  (s) Books and Records. The records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary.

                  (t) Material Agreements. Except as set forth in the SEC Documents, or on Schedule 3.1(t) hereto, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would or might be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 or other applicable form (collectively, "Material Agreements") if the

Company or any subsidiary were registering securities under the Securities Act of 1933, as amended (the "Securities Act"). Except as set forth in Schedule 3.1(t), the Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

                  (u) Transactions with Affiliates. Except as set forth in the SEC Documents or on Schedule 3.1(u) hereto, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (A) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                  (v) Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchasers), so as to bring the issuance and sale of the Shares and/or Warrants under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                  (w) Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the SEC Documents or on Schedule 3.1(w) hereto. Except as set forth in the SEC Documents or on Schedule 3.1(w) hereto, neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary. Since the date of the September 30, 2000 Form 10-KSB, no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                  (x) Absence of Certain Developments. Except as provided in the SEC Documents or in Schedule 3.1(x) hereto, since December 31, 2000, neither the Company nor any subsidiary has:

                           (i) issued any stock, bonds or other corporate
securities or any rights, options or warrants with respect thereto;

                           (ii) borrowed any amount or incurred or become
subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's or such subsidiary's business;

                           (iii) discharged or satisfied any lien or encumbrance
or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                           (iv) declared or made any payment or distribution of
cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                           (v) sold, assigned or transferred any other tangible
assets, or canceled any debts or claims, except in the ordinary course of business;

                           (vi) sold, assigned or transferred any patent rights,
trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

                           (vii) suffered any substantial losses or waived any
rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

                           (viii) made any changes in employee compensation
except in the ordinary course of business and consistent with past practices;

                           (ix) made capital expenditures or commitments
therefor that aggregate in excess of $500,000;

                           (x) entered into any other material transaction,
whether or not in the ordinary course of business;

                           (xi) suffered any material damage, destruction or
casualty loss, whether or not covered by insurance;

                           (xii) experienced any material problems with labor or
management in connection with the terms and conditions of their employment; or

                           (xiii) effected any two or more events of the
foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

                  (y) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

                  (z) Acknowledgment Regarding Purchasers' Purchase of Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by such Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to such Purchaser's purchase of the Shares. The Company further represents to the Purchasers that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its own representatives and counsel.

         Section 3.2. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby makes the following representations and warranties to the Company:

                  (a) Organization and Standing of the Purchaser. The Purchaser is a corporation or other entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all the requisite corporate or other authority to own, lease and operate its properties and assets and to carry on its business as now being conducted.

                  (b) Authorization and Power. (i) The Purchaser has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Shares being sold to it hereunder, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other action and no further consent or authorization of the Purchaser or its Board of Directors or other governing body or stockholders or other equity owners is required, and (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and at the Closing shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                  (d) Financial Risks. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

                  (e) Accredited Investor. The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                  (f) Compliance With Law. The Purchaser's trading and distribution activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market.

                  (g) Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Purchaser, threatened, against or involving the Purchaser, any subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Purchaser or any subsidiary.

                  (h) General. The Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.

                                   ARTICLE IV

                                    COVENANTS

         The Company covenants with the Purchaser as follows:

         Section 4.1. Securities Compliance.

         If applicable, the Company shall notify the NASD, in accordance with their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrants to the Purchaser or subsequent holders.

         Section 4.2. Registration and Listing. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section 4.3. Registration Statement. The Company shall cause to be filed the Registration Statement, which Registration Statement shall provide for the resale of the Shares by the Purchasers to the public in accordance with this Agreement. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC as expeditiously as practicable.

         Section 4.4. Registration Rights Agreement. The Company and the Purchasers shall enter into the Registration Rights Agreement in the Form of Exhibit A hereto.

         Section 4.5. Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

         Section 4.6. Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, Taxes, bad debts and other purposes in connection with its business shall be made.

         Section 4.7. Amendments. The Company shall not amend or waive any provision of the Charter or Bylaws of the Company in any way that would adversely affect the dividend rights or voting rights of the holders of the Shares.

         Section 4.8. Other Agreements. The Company shall not enter into any agreement the terms of which such agreement would restrict or impair the ability to perform of the Company or any subsidiary under this Agreement.

         Section 4.9. Notice of Certain Events Affecting Registration. The Company will immediately notify the Purchasers upon the occurrence of any of the following events in respect of the Registration Statement or related prospectus in respect of the Shares: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Purchaser any such supplement or amendment to the related prospectus.

         Section 4.10. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

         Each Purchaser, severally and not jointly, covenants with the Company as follows:

         Section 4.11. No Short Sales. The Purchaser and its affiliates shall not engage in short sales of the Company's Common Stock (as defined in applicable SEC and NASD rules).

                                   ARTICLE V

                              CONDITIONS TO CLOSING

         Section 5.1. Conditions Precedent to the Obligation of the Company to Sell the Shares. The obligation hereunder of the Company to issue and sell the Shares to each Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that speak as of a particular date.

                  (b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         Section 5.2. Conditions Precedent to the Obligation of the Purchasers to Close. The obligation hereunder of each Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in its sole discretion.

                  (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date).

                  (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against such Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (e) Opinion of Counsel, Etc. At the Closing, the Purchaser shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit B hereto, and such other certificates as such Purchaser deems necessary.

                  (f) Warrants. The Purchaser shall receive at the Closing, a warrant certificate to purchase the number of shares of Common Stock set forth next to such Purchaser's name on Schedule A (the "Warrant"). The Warrant shall have a term from its date of issuance of three (3) years. The exercise price of the shares underlying the Warrant shall be $6.75 per share. The Common Stock underlying the Warrant will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrant shall be in the form of Exhibit C hereto.


                                   ARTICLE VI

                              DELIVERIES AT CLOSING


         Section 6.1. The Company's Deliveries at Closing. At the Closing, the Company shall deliver to each Purchaser, in addition to any other documents or agreements required under this Agreement, the following:

                  (a) A certificate evidencing the Shares, issued in the name of the Purchaser;

                  (b) A certificate in form and substance satisfactory to Purchaser and its counsel, duly executed by the Company, confirming in the manner set forth therein, whether all representations and warranties herein made by the Company are true and correct on and as of the Closing Date and whether all conditions to the Closing have been satisfied;

                  (c) Evidence, in form satisfactory to the Purchaser, that all required consents, approvals and waivers, if any, have been obtained;

                  (d) The Warrant; and

                  (e) The Registration Rights Agreement.

         Section 6.2 Purchaser's Deliveries at Closing. At the Closing, the Buyer shall deliver to the Company the following:

                  (a) The Purchase Price; and

                  (b) The Registration Rights Agreement.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1. Termination. If any of the conditions to closing of a party have not been satisfied or waived prior to May 31, 2001, then such party shall have the right to terminate this Agreement after May 31, 2001, and prior to such condition being satisfied or waived, provided that such party shall have given the other not less than 10 days notice of intention to terminate prior to the effective date of such termination and provided that the satisfaction of such condition is not within the control of such terminating party or constitutes a breach by such terminating party of its obligations hereunder.

         Section 7.2. Effect of Termination. In the event of termination by the Company, written notice thereof shall forthwith be given to the other party(ies) and the transactions contemplated by this Agreement shall be terminated without further action by any party(ies). If this Agreement is terminated as provided in
Section 7.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 9.1 and 9.2, and Article VIII herein. Nothing in this Section 7.2 shall be deemed to release the Company or the Purchasers from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchasers to compel specific performance by the other party(ies) of its(their) obligations under this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         Section 8.1. General Indemnity. The Company agrees to indemnify and hold harmless each Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses

(including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

         Section 8.2. Indemnification Procedure. Any party entitled to indemnification under this Article VIII (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VIII except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the indemnified party a conflict of interest between it and the indemnifying party may exist with respect to such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VIII to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, within ten (10) Business Days of written notice thereof to the indemnifying party so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

                  Notwithstanding anything to the contrary contained herein, in the event that more than one indemnified party incurs or expects to incur costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding in accordance with this Section 8.2, the Company, as the indemnifying party, shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified parties, which firm shall be designated in writing by and on behalf of the majority in interest of the Purchasers who are indemnified parties and be approved by the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Fees and Expenses. The Company shall pay all fees and expenses related to the transactions contemplated by this Agreement; provided, that the Company shall pay, at the Closing, all attorneys' fees and expenses (inclusive of disbursements and out-of-pocket expenses) incurred by the Purchasers of $60,000 in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with any subsequent amendments, modifications or waivers of this Agreement or the Registration Rights Agreement or incurred in connection with the enforcement of this Agreement and the Registration Rights Agreement, including, without limitation, all reasonable attorneys' fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto. Notwithstanding the foregoing, the Company will only pay the expenses of one firm of counsel designed in writing by and on behalf of the majority in interest of the Purchasers for representation of the Purchasers as a group in connection with the foregoing matters.

         Section 9.2. Specific Enforcement. The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         Section 9.3. Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters. Except as specifically provided for in this Agreement, no provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 9.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                A.B. Watley Group Inc.
                                  40 Wall Street
                                  New York, NY 10005
                                  Fax:  (212) 422-1724
                                  Tel:  (212) 422-1664, extension 5810
                                  Attn: Linda Malin


With copies to:                   Hartman & Craven LLP
                                  460 Park Avenue
                                  New York, NY  10022
                                  Attn:  Joel I. Frank
                                  Telephone: (212) 753-7500
                                  Facsimile: (212) 223-9911


If to Purchasers:                 To the addresses set forth in Schedule A

with copies to:                   Patton Boggs LLP
                                  2550 M Street, N.W.
                                  Washington, D.C.  20037
                                  Telephone:(202) 457-6000
                                  Fax:  (202) 457-6315
                                  Attention:  Philip G. Feigen

                  Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto in accordance herewith.

         Section 9.5. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 9.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 9.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

         Section 9.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9. Governing Law/Arbitration.This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive Business Days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party(ies) is required to pay to the other party(ies) in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party(ies) shall be awarded its(their) costs, including attorneys' fees, from the non-prevailing party(ies) as part of the arbitration award. Any party shall have the right to seek injunctive relief from any court of competent jurisdiction in any case where such relief is available. The prevailing party(ies) in such injunctive action shall be awarded its(their) costs, including attorneys' fees, from the non-prevailing party(ies).

         Section 9.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

         Section 9.11. Publicity. Except as required by applicable law or regulation, prior to the Closing, neither the Company nor any Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement. After the Closing, the Company may issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any such press release, making any such public statement or announcement, the Company, unless required by law, obtains the prior consent of each Purchaser which consent shall not be unreasonably withheld or delayed.

         Section 9.12. Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid, illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of any party hereto.

         Section 9.13. Further Assurances. From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and such Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.




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                                       22

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of this 29th day of March 2001.


                                    A.B. WATLEY GROUP INC.



                                    By: /s/ Steven Malin
                                        -----------------------------------
                                        Steven Malin, Chairman and Chief
                                        Executive Officer

                                    THE ALAN W. STEINBERG, L.P.


                                    By:/s/ Alan W. Steinberg
                                        -----------------------------------
                                         Alan W. Steinberg
                                         Title: General Partner


                                    RIVIERA-ENID L.P.


                                    By: /s/ Alan W. Steinberg
                                        -----------------------------------
                                         Alan W. Steinberg
                                         Title: General Partner


                                    PRISM PARTNERS I, L.P.


                                    By: /s/ Jerald M. Weintraub
                                        -----------------------------------
                                        Name: Jerald M. Weintraub
                                        Title: Managing General Partner



                                    PRISM PARTNERS II OFFSHORE FUND


                                    By: /s/ Jerald M. Weintraub
                                        -----------------------------------
                                        Name: Jerald M. Weintraub
                                        Title: Managing General Partner

                                    PRISM PARTNERS OFFSHORE FUND

                                    By: /s/ Jerald M. Weintraub
                                        -----------------------------------
                                        Name:  Jerald M. Weintraub
                                        Title: Managing General Partner


                                    WEISS PECK & GREER TUDOR  FUND LLP


                                    By:  /s/ Walter Prendergast
                                        -----------------------------------
                                         Walter Prendergast
                                         Managing Director and Portfolio Manager


                                    WEISS PECK & GREER SMALL CAP GROWTH FUND


                                    By:  /s/ Walter Prendergast
                                        -----------------------------------
                                         Walter Prendergast
                                         Managing Director and Portfolio Manager


                                    /s/ Joseph J. Spalutto
                                        -----------------------------------
                                        Joseph J. Spalluto


                                    MUTUAL DISCOVERY FUND


                                    By:  /s/ Bradley Takahashi
                                        -----------------------------------
                                         Bradley Takahashi
                                         Title: AVP


                                    MUTUAL FINANCIAL SERVICES FUND


                                    By: /s/ Bradley Takahashi
                                        -----------------------------------
                                         Bradley Takahashi
                                         Title: AVP

                                    FRANKLIN MUTUAL BEACON FUND


                                    By:  /s/ Bradley Takahashi
                                        -----------------------------------
                                         Bradley Takahashi
                                         Title: AVP


                                    MUTUAL QUALIFIED FUND


                                    By:  /s/ Bradley Takahashi
                                        -----------------------------------
                                         Bradley Takahashi
                                         Title: AVP

                                   SCHEDULE A

                                                                         Aggregate
                                               Number of                 Number of             Purchase Price
Name and Address                               Shares to be              Warrants to be        for Shares and
Of Purchaser                                   Purchased                 Received              Warrant Certificate
------------                                   ---------                 --------              -------------------
Mutual Discovery Fund                          420,000                   126,000               $2,310,010
c/o Franklin Mutual Advisers, LLC
51 John F. Kennedy Parkway
Short Hills, NJ  07078

Mutual Financial Services Fund                 420,000                   126,000               $2,310,010
c/o Franklin Mutual Advisers, LLC
51 John F. Kennedy Parkway
Short Hills, NJ  07078

Mutual Qualified Fund                          420,000                   126,000               $2,310,010
c/o Franklin Mutual Advisers, LLC
51 John F. Kennedy Parkway
Short Hills, NJ  07078

Franklin Mutual Beacon Fund                    158,150                    47,445               $869,835
c/o Franklin Mutual Advisers, LLC
51 John F. Kennedy Parkway
Short Hills, NJ  07078

Prism Partners I, L.P.                         180,000                    54,000               $990,010
c/o Weintraub Capital Management LLC
909 Montgomery Street, Suite 400
San Francisco, CA  94133

Prism Partners II Offshore Fund                 90,000                   27,000                $495,010
c/o Weintraub Capital Management LLC
909 Montgomery Street, Suite 400
San Francisco, CA  94133

Prism Partners Offshore Fund                    30,000                    9,000                $165,010
c/o Weintraub Capital Management LLC
909 Montgomery Street, Suite 400
San Francisco, CA  94133

Weiss Peck & Greer Tudor Fund LLP              105,455                    31,637              $580,012.50
Weiss Peck & Greer
1 New York Plaza
30th Floor
New York, NY  10004

Weiss Peck & Greer Small Cap Growth Fund         3,636                     1,091              $20,008.00
Weiss Peck & Greer
1 New York Plaza
30th Floor
New York, NY  10004

The Alan W. Steinberg L.P.                      63,636                    19,091              $350,009
1501 Venera Avenue, Suite 205
Coral Gables, FL  33146

Riviera-Enid L.P.                               27,273                     8,182              $150,011.50
1501 Venera Avenue, Suite 205
Coral Gables, FL  33146

Joseph J. Spalluto                              18,182                     5,455              $100,011
c/o Keefe, Bruyette & Woods, Inc.
2 World Trade Center
89th Floor
New York, NY  10048



                                       2